As filed with the Securities and Exchange Commission on October 4, 1996
                                                  Registration No. ____________
--------------------------------------------------------------------------------



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                 ---------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ---------------


                           COMTEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       NEW MEXICO                                                72-2456757
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                 10855 E. BETHANY DRIVE, AURORA, COLORADO 80014
               (Address of Principal Executive Offices) (Zip Code)

         EMPLOYMENT CONTRACT WITH CLIFFORD S. PERLMAN DATED MAY 10, 1995
        EMPLOYMENT AGREEMENT WITH DONALD G. MACK DATED DECEMBER 25, 1995
           EMPLOYMENT AGREEMENT WITH ROBERT CLAUSON DATED MAY 10, 1996
          EMPLOYMENT AGREEMENT WITH MITCHELL B. CHI DATED JUNE 14, 1996
         CONSULTING AGREEMENT WITH GORDON E. BECKSTEAD ASSOCIATES, INC.
                              DATED OCTOBER 4, 1996
                            (Full title of the plan)

                            DONALD G. MACK, PRESIDENT
                           COMTEC INTERNATIONAL, INC.
                             10855 E. BETHANY DRIVE
                             AURORA, COLORADO 80014
                     (Name and address of agent for service)

                                 (303) 743-7983
          (Telephone number, including area code, of agent for service)


                                   COPIES TO:
                         LAW OFFICES OF FAY M. MATSUKAGE
                           STANFORD PLACE 3, SUITE 201
                        4582 SOUTH ULSTER STREET PARKWAY
                             DENVER, COLORADO 80237
                                 (303) 721-9495



Exhibit index on consecutive page _____             Consecutive page 1 of _____

                                                   CALCULATION OF REGISTRATION FEE
                                                                                PROPOSED
                                                        PROPOSED                 MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE            MAXIMUM OFFER-         AGGREGATE OFFER-           AMOUNT OF
   TO BE REGISTERED            REGISTERED          ING PRICE PER UNIT           ING PRICE            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Shares of                       4,080,654               $.9375(1)<F1>         $3,825,613.10             $1,159.28
Common Stock,
$.001 par value,
under
Employment and
Consulting
Agreements
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------

<F1>
(1)      Calculated based on Rule 457(h).  Average of the closing bid and asked prices as of October
         3, 1996.

PROSPECTUS

                           COMTEC INTERNATIONAL, INC.

                                  COMMON STOCK

                       4,080,654 SHARES OFFERED FOR RESALE

         This Prospectus covers 4,080,654 shares of Common Stock owned by certain shareholders. ComTec International, Inc., a New Mexico corporation (the "Company") will not receive any proceeds from the sale of these shares. The holders of these shares intend to sell their shares directly, through agents, dealers, or underwriters, in the public market, or otherwise, on terms and conditions determined at the time of sale by such holders or as a result of private negotiation between buyer and seller. Expenses of any such sale will be borne by the parties as they may agree. See "Selling Security Holders."

         THESE SECURITIES ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" AND "DILUTION."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS OCTOBER 4, 1996.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Commission.

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth
Street, N.W., Washington, D.C. 20549; 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding the Company, which files electronically with the Commission. The address of this Web site is "http://www.sec.gov."

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY STATE IN WHICH AN OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

         Statements and descriptions herein concerning agreements or other documents filed as exhibits to the registration statement filed in connection with this Prospectus are necessarily summaries of such documents and are qualified in their entirety by reference to the complete text of the applicable document filed with the Commission, which text is incorporated in this Prospectus by references to such agreements or documents.

                                TABLE OF CONTENTS

                                                                        Page
INCORPORATION OF CERTAIN INFORMATION
      BY REFERENCE........................................................3

RISK FACTORS..............................................................4

SELLING SECURITY HOLDERS..................................................9

PLAN OF DISTRIBUTION.....................................................10

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...........................10


                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

         There are incorporated in this Prospectus by reference the following documents which have been filed with the Commission:

         (a) Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, filed pursuant to Section 13(a) of the Exchange Act; and

         (b) Company's quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 1995, December 31, 1995, and
                  March 31, 1996; Company's Current Reports on Form 8-K dated May 10, 1995 and August 14, 1996; and all other reports, if any, filed by the Company pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year ended June 30, 1995.

         (c) The description of Company's Class A Common Stock contained in the Registration Statement on Form 8-A declared effective by the Commission on July 8, 1984 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the shares offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Documents incorporated by reference herein may be obtained, without charge, upon written or oral request to:

                           ComTec International, Inc.
                             10855 E. Bethany Drive
                             Aurora, Colorado 80014
                                 (303) 743-7983
                         Attention: Corporate Secretary

                                                   RISK FACTORS

         The purchase of the shares offered hereby involves a high degree of risk. Prospective investors should carefully consider the following factors, among others set forth in this Prospectus, before making a decision to purchase the shares.

RISK FACTORS RELATING TO THE COMPANY

         LIMITED CAPITALIZATION AND LACK OF WORKING CAPITAL. The Company has limited capitalization and is dependent upon the proceeds of private and public offerings to continue as a going concern, implementing its business plan, and completing its targeted acquisitions. As of June 30, 1995, the audited results of the Company indicated assets of $2,217,370 and negative working capital of $1,289,272. Subsequent to fiscal year end June 30, 1995 and by March 31, 1996, the Company's assets have increased to $2,608,069 and its working capital decreased to a negative $1,528,004. Included in the March 31, 1996 financial statements and recorded as an offset to stockholders' equity is a media advertising contract in the amount of $1,950,000 of which $1,300,00 has been prepaid by the Company.

         Although the Company will endeavor to finance its working capital needs through additional debt or equity financing, there is no assurance that this financing can be obtained on terms acceptable to the Company. In addition, any debt financing may require the Company to mortgage, pledge, or hypothecate its assets. Furthermore, as of June 30, 1995, the Company was in default covering certain notes payable to related parties and short-term notes and there is no guarantee that even if the future debt or equity financing is secured future defaults can or will be cured. Subsequent to June 30, 1995, notes payable to related parties in the amount of $130,973, which were in default as of June 30, 1995, have been authorized by the Board of Directors to be paid through the issuance of the Company's Common Stock. In the case of other notes payable to related parties in the amount of $39,500, which were in default as of June 30, 1995, the Board of Directors authorized an offset against a former officer's breach of a non-disclosure/non-circumvention agreement. As of the date of this Prospectus, $17,500 of short-term notes payable which were reported as in default as of June 30, 1995 have been paid and $35,000 of short-term notes are in dispute via a legal counterclaim against several companies and individuals.

         All during 1995 and to the date of this Prospectus, the Company has had and continues to have a substantial need for working capital to cure prior loan defaults, close various acquisitions, and for normal operating expenses associated with the Company continuing as a going concern. The Company is currently in discussions with one or more companies for a private and/or public debt and equity financing package(s).

         NEW BUSINESS VENTURE. Although management of the Company has had extensive experience in the communications industry, the Company itself has recently been restructured and has only a limited history of operations. The Company first began generating revenues in July 1995 as a result of the acquisition of John Sandy Productions Inc. The Company has not yet realized any operating profits and does not anticipate any operating profits for twelve to eighteen months, predominantly as a result of the significant acquisition costs, construction buildout costs of SMR, and the cost of switching and satellite uplinking communications equipment. It can be expected that future operating results will continue to be subject to many of the problems, expenses, delays, and risks inherent in the establishment of a new business enterprise, many of which the Company has no control. There can be no assurance, therefore, that the Company will be able to achieve or sustain profitability in future periods. Even if the Company's operations eventually prove to be marginally profitable, the value of the Company's Common Stock, and the potential return to investors, could be substantially diminished. Consequently, an investment in the Company is highly speculative and no assurance can be given that purchasers of the shares of Common Stock offered hereby will realize any return on their investment or that purchasers will not lose their entire investment. The Company was restructured on May 10, 1995 as a result of an acquisition of all of the assets of Keystone Holding Corp. And therefore has very limited operating history and revenues. Activities to date have been limited to acquiring John Sandy Productions Inc., a Colorado corporation engaged in film and video production and broadcast of live and taped sporting events; an Acquisition Agreement to acquire Commercial Communications Inc., an operating SMR corporation located in Wyoming; four Acquisition Agreements to acquire an interest in over 4,700 SMR channels and related technology; organizational efforts; and obtaining initial financing. The Company must be considered in its early phase of development embarking upon a new venture. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the limited operating history and intense competition present in the telecommunications industry. The likelihood of success of the Company must be considered in light of such problems, expenses, and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

         GENERAL RISKS OF BUSINESS; NO INDEPENDENT MARKETING STUDIES. The Company has formulated its business plans and strategies based on certain assumptions of the Company's management regarding the size of the market for wireless communications services (which the Company plans to offer in certain key markets within the United States), the Company's anticipated share of the market, and the estimated prices for and acceptance of the Company's services. Although these assumptions are based on the best estimates of management, there can be no assurance that these assessments will prove to be correct. No independent marketing studies have been conducted on behalf of or otherwise obtained by the Company, nor are any such studies planned.

         DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent upon the continued service, efforts, and expertise of its senior management, Messrs. Perlman, Mack, Chi, Clauson, and Moscariello. One of the Company's subsidiaries is entirely dependent upon the management efforts and expertise of Mr. Santucci. The Company depends heavily upon the skills and contacts of Messrs. Mack and Chi in acquiring operating companies and related technologies, SMR channels, and SMR operators, along with their ability to evaluate, acquire, and maintain Company assets. The Company also depends heavily upon the expertise of Mr. Santucci as it relates to all film and video production, as well as live and taped broadcast services and its endeavor into interactive games and Internet applications. The Company also depends heavily upon the skills of Mr. Clauson and Mr. Moscariello in the administration of the Company's business combined with their knowledge and expertise in handling all sales and marketing efforts, project cost analysis, and coordination and comparison of pricing to industry competitors. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors.

         INTENSE COMPETITION. There are numerous nationally and internationally-known corporations and entities which are engaged in the type of business proposed to be engaged in by the Company. Competition for asset acquisitions, management, and customer base in the telecommunications and wireless communications industries is intense. Most of these competitors have substantially greater financial and personnel resources than the Company. Accordingly, the Company will be at a competitive disadvantage vis-a-vis its competitors.

         LACK OF DIVIDENDS. The Company has paid no dividends on its Common Stock to date, and there are no plans to pay any in the foreseeable future. Initial earnings which the Company may realize, if any, will be retained to finance growth of the Company. Any future dividends, of which there can be no assurance, will be directly dependent upon the earnings of the Company, its financial requirements, and other factors.

         POSSIBLE  RULE  144  SALES  AND  MARKET  OVERHANG.  A  majority  of the
Company's presently outstanding shares of Common Stock are "restricted securities" within the meaning of the Securities Act and may hereafter be sold in compliance with Rule 144 promulgated thereunder. Rule 144 provides, among other things, and subject to certain limitations, that a person holding restricted securities for period of two years may sell, every three months, those securities in brokerage transactions in an amount equal to 1% of the Company's outstanding Common Stock or the average weekly trading volume during the four weeks preceding the sale, whichever amount is greater. Possible sales of the Company's Common Stock pursuant to Rule 144 may, in the future, have a depressive effect on the price of the Company's Common Stock, should a market develop.

         PREFERRED STOCK AUTHORIZED. The Articles of Incorporation of the Company authorize the issuance of a maximum of 5,000,000 shares of Preferred Stock of which 1,000,000 shares have been designated by the Company's Board of Directors as Series A $1.00 Stated Value Convertible Preferred, non-voting shares, convertible at $10.00 per share; 1,500,000 shares have been designated as Series B $5.00 Stated Value Convertible Preferred, non-voting shares, convertible at the rate of one share of the Company's Common Stock for each share of Series B Preferred Stock; and 1,500,000 shares have been designated as Series C $10.00 Stated Value Convertible Preferred, non-voting shares, convertible at $10.00 per share. Although no Preferred Stock has been issued or is outstanding as of the date of this Prospectus, 420,000 Series A shares are authorized to be issued in connection with the purchase of certain real property by the Company and the potential exists that additional shares of Preferred Stock may be issued or designated at the option of the Company to acquire SMR properties, satisfy corporate obligations, finance growth, and further capitalize the Company. Other than the Company's current private offering of Series B Preferred Stock and that which is disclosed herein, there is no current plan to issue any additional shares of Preferred Stock in the foreseeable future. The terms of a series of Preferred Stock could operate to the significant disadvantage of holders of outstanding Common Stock. Such terms can include, among others, preferences as to voting, dividends, and distributions on liquidation. Moreover, the issuance of Preferred Stock in certain circumstances could have the effect of delaying, deterring, or preventing a change in control of the Company.

         GOVERNMENT REGULATION. The telecommunications industry, SMR industry, and the wireless communications industry are currently subject to government regulations as specified by the Federal Communications Commission ("FCC") and the Communications Act of 1934. The Company intends to comply with such regulations as required.

RISK FACTORS RELATING TO THE OFFERING

         SECURITIES OFFERED BY SELLING SECURITY HOLDERS. The Common Stock being offered hereby are owned by the Selling Security Holders. The Company will not receive any proceeds from the sale of Common Stock by the Selling Security Holders.

         ARBITRARY OFFERING PRICE. The Selling Security Holders have determined the initial offering price of their shares. The offering price does not necessarily have any relationship to the value of the Company or its underlying assets, and should not be considered as an indication of the actual value of the Company's Common Stock.

         POSSIBLE VOLATILITY OF STOCK PRICES; PENNY STOCK RULES. The over-the-counter markets for securities such as the Company's Common Stock historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new service and product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may adversely affect the market price of the Company's Common Stock. The Company's Common Stock is quoted on the OTC Bulletin Board. If the Company's Common Stock is not eligible to be included on NASDAQ for quotation, the Common Stock is subject to rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or the NASDAQ system). Unless an exemption from the definition of a "penny stock" is available, any broker engaging in a transaction in the Company's Common Stock is required to provide any customer with a risk disclosure document, disclosure of market conditions, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction, and monthly accounts showing the market values of the Company's Common Stock held in the customer's account. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. It may be anticipated that a number of brokers may be unwilling to engage in transactions in the Company's Common Stock because of the need to comply with the "penny stock" rules. Consequently, these rules may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers of the shares offered hereby to sell their shares in the secondary market.

RISK FACTORS RELATING TO THE WIRELESS COMMUNICATIONS INDUSTRY

         SMR ACQUISITION AND IMPLEMENTATION RISKS. The Company, in connection with the proposed transactions discussed herein, is seeking to acquire SMR assets in certain operating territories, and may in the future pursue acquisition and strategic partnership opportunities in these and other geographic markets. In light of such geographic expansion, the Company may continuously reevaluate its build out plans in order to ensure that it applies its resources in the areas of greatest potential. There can be no assurance that the Company will successfully consummate any of the proposed transactions, future acquisitions, or strategic alliances or that it will not readjust its priorities such that the build out of certain markets may be delayed. The successful implementation of the SMR systems will depend to a significant degree upon the Company's ability to lease or acquire sites for the location of its base station equipment. The site selection process will require the negotiation of lease or acquisition terms for numerous sites, and will likely require the Company to obtain zoning variances or other governmental or local regulatory approvals, and may required FCC and Federal Aviation Administration approvals, the grant of which are beyond the Company's control. Delays in the site selection process as well as construction delays and other risk factors referred to in this section could adversely affect the timing of the implementation of the Company's SMR systems and SMR acquisitions.

         RISKS OF IMPLEMENTATION OF DIGITAL MOBILE NETWORKS. A key component of the Company's business strategy is to implement Digital Mobile networks. The Company does not anticipate commencing a build out of a Digital Mobile network in the immediate future. Completion of the build out in such markets is not anticipated to occur for some time after the Company has obtained the necessary capital for both the proposed transactions and Digital equipment. There can be no assurance that the Company will be able to implement its Digital Mobile networks in any of such markets in accordance with its current implementation plans and financing requirements, or at all. The ability of the Company to implement Digital Mobile networks in the proposed operating territories on terms and on a schedule acceptable to the Company may depend upon further negotiations with certain SMR equipment vendors and other suppliers for the delivery of infrastructure equipment and services. If the Company is not able to implement its Digital Mobile networks, the Company will be unable to provide services competitive with those of other wireless service providers, which would significantly limit future subscriber growth. There are currently several SMR systems in commercial operation in the

United States that utilize Digital technology for voice coding, compression, and transmission using Motorola's Integrated Radio System technology, although to date call quality has not generally been well received commercially. As a result, the extent of the potential demand for mobile communications and other services using the Company's Digital Mobile networks cannot be estimated with any degree of certainty. In addition, there can be no assurance that existing customers will be willing to invest in new subscriber equipment necessary to transfer to its Digital Mobile systems. The success of the Company's Digital Mobile service could also be affected by matters beyond its control, such as the future cost of subscriber equipment, manufacturer delays, system technical or implementation difficulties, marketing and pricing strategies of competitors, general economic conditions, and changes in the regulatory environment as governed by the FCC and other governmental agencies.

         RISKS OF DEVELOPING TECHNOLOGY. In implementing and operating its Digital Mobile networks, the Company expects to use a digital compression transmission system that employs a technology known as Frequency and Time Division Multiple Access ("F-TDMA") technology. F-TDMA allows the splitting and digital encoding of a single voice channel to carry a number of voice or data transmissions simultaneously over a channel that previously supported one conversation at a time. To a limited extent, the cellular industry has successfully utilized three-times Time Division Multiple Access ("TDMA"). Private Communications Network ("PCN") is an emerging technology designed to use up to four-times F-TDMA. PCN provides for a four-fold increase in capacity that can be implemented in four stages by employing a combination of TDMA and frequency splitting F-TDMA. Moreover, the new subscriber units to be used in connection with Digital Mobile networks are equipped with more features than existing mobile communication units that have not yet been used on a commercial basis. Complications associated with Digital Mobile technology and its integration into the Digital Mobile networks and new subscriber units may arise during implementation of the Company's own Digital Mobile networks. If technical difficulties do occur, the Company cannot predict the effect this may have on the implementation and operation of the Digital Mobile networks or on customers' perceptions of its services.

         CHANGING TECHNOLOGIES. Cellular and SMR operators, including the Company, are currently evaluating or implementing new Digital Mobile technology. Although Digital Mobile technology is more expensive than analog technology, Digital Mobile technology will increase the capacity of existing analog channels and SMR systems and may have certain performance advantages (e.g., audio quality and security) over the analog technology currently used by the Company. If the Company's competitors in any market implement Digital Mobile technology, they may be able to offer better quality transmissions and have more customer capacity than the Company in that market at that time. While the Company intends to implement Digital Mobile technology in the future and as it deems necessary, there can be no assurance that this technology will be successfully implemented. In addition, there can be no assurance that the Company's existing customers will be willing to purchase new subscriber equipment necessary to utilize Digital Mobile technology even if implemented. The Company may also face competition from providers of technologies and services introduced in the future, such a personal communications services and satellite SMR systems.

         UNASCERTAINABLE MEDICAL RISKS. Recent news reports have speculated on possible medical risks associated with the use of hand-held cellular mobile telephones. The Company anticipates that initially a majority of the mobile radios leased and sold by the Company will not be hand-held, but will be installed in customers' vehicles and operate through an external antenna. To the Company's knowledge, mobile telephones installed in vehicles have not been associated with any health risks to users. Like many SMR operators, the Company also will sell and lease hand-held "push-to-talk" portable radios. Because of their "push-to-talk" or "simplex" configuration, these radios do not have constant power emissions like hand-held cellular telephones. Although it is not aware of any evidence of health risks related to installed radio equipment or simplex hand-held portable models, the Company recognizes that the perception that health risks exists may adversely affect the Company's ability to sell, rent, or service its hand-held portable models.

         REGULATION. The licensing, operation, and purchase of SMR systems are regulated by the FCC. The Company currently holds FCC licenses as a commercial mobile service provider carrier to use SMR radio channels and has entered into management agreements with respect to other SMR stations. Each of the Company's licenses is subject to renewal, and there can be no assurance that licenses will be renewed upon the expiration of their five-year term. Each license may also be revoked for cause. In addition, there can be no assurance that management arrangements, such as those by which the Company intends to operate a large part of its planned system, will continue to be consistent with FCC rules, regulations, and policies, or that the Company's management agreements will continue in force. Future changes in regulation or legislation affecting SMR service or the allocation by the FCC or Congress of additional spectrum for services that compete with SMR service could adversely affect the Company's business.


                                             SELLING SECURITY HOLDERS

         The shares of Common Stock are not being offered for the account of the Company, but rather on behalf of the following Selling Security Holders:


                                                        NUMBER OF                                     PERCENTAGE OF
                                                        SHARES OF                                      COMMON STOCK
                                                      COMMON STOCK                                     TO BE OWNED
                             RELATIONSHIP TO         OWNED PRIOR TO             NUMBER OF            AFTER COMPLETION
NAME                             COMPANY                OFFERING             SHARES OFFERED          OF OFFERING (1)<F1>
Donald G. Mack              President, Chief            2,545,440             2,200,000 (2)<F2>            0.8%
                                Executive
                             Officer, Acting
                             Chief Financial
                           Officer, Director,
                              and principal
                               shareholder
Clifford Perlman             Chairman of the            1,986,449             1,300,000 (2)<F2>            1.5%
                                Board of
                                Directors
Robert Clauson                Secretary and              369,821                 333,333                   0.1%
                                Director
Mitchell Chi                 Chief Operating             184,821                 184,821                    --
                               Officer and
                                Director
Gordon E.                      Consultant                62,500                  62,500                     --
Beckstead
Associates, Inc.

<F1>
(1)      Based on 45,871,513 shares outstanding as of October 4, 1996.


                                        9



<F2>
(2) During any three-month period, sales by Messrs. Mack and Perlman individually shall not exceed the greater of (i) one percent (1%) of the outstanding shares of Common Stock or (ii) the average weekly reported volume of trading in the Common Stock reported through the OTC Bulletin Board during the four calendar weeks preceding the sale.

                              PLAN OF DISTRIBUTION

         The Company is paying certain of the expenses of registering the shares of Common Stock under the Securities Act, estimated to be $10,000 in the aggregate, consisting of all costs incurred in connection with the preparation of the registration statement. In addition, the Selling Security Holders will pay or assume accounting expenses, brokerage commissions, or underwriting discounts incurred in the sale of their securities, which expenses, commissions, or discounts are not being paid or assumed by the Company.

         The Selling Security Holders intend to sell their shares of Common Stock directly, through agents, dealers, or underwriters, in the over-the-counter market, or otherwise, on terms and conditions and at prices determined at the time of sale by the Selling Security Holders or as a result of private negotiations between buyer and seller. Expenses of any such sale will be borne by the parties as they may agree.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section  53-11-4.1  of the  New  Mexico  Business  Corporation  Act and
Article 7.05 of the Company's Bylaws permit the Company to indemnify any director, officer, former director or officer, and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, unless they are adjudged in such suit negligent or guilty of misconduct in the performance of their duties. By statute, indemnification is permitted so long as the officer or director acted in good faith, reasonably believed that his or her conduct was in the corporation's best interests or at least not opposed to the corporation's best interests, and had no reasonable cause to believe that his or her conduct was unlawful. Indemnification is not permitted by statute in connection with a proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  are   incorporated  by  reference  in  this
registration statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 1995, December 31, 1995, and March 31, 1996; Registrant's Current Reports on Form 8-K dated May 10, 1995, August 25, 1995, December 15, 1995, and August 14, 1996; and all other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended June 30, 1995.

         (c) The description of Registrant's Class A Common Stock contained in the Registration Statement on Form 8-A declared effective by the Commission on July 8, 1984 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         New Mexico corporate law and Article 7.05 of the Registrant's Bylaws permit the Registrant to indemnify any director, officer, former director or officer, and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, unless they are adjudged in such suit negligent or guilty of misconduct in the performance of their duties.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         The Company issued a total of 4,080,654 shares of Common Stock in lieu of cash compensation to certain of its officers, directors, and consultants. With respect to the issuance of these shares, the Company relied on the provisions of Section 4(2) of the Securities Act of 1933, as amended, in that such transactions did not involve any public offering and the officers, directors, and consultants had sufficient information about the Company.

ITEM 8.           EXHIBITS.

     EXHIBIT                                                                                          CONSECUTIVE
      NUMBER                                           EXHIBIT                                        PAGE NUMBER
       4.1          Articles of Incorporation, as amended (filed as an exhibit to the                     N/A
                    Registrant's Registration Statement on Form S-1, No. 82-88530,
                    dated December 20, 1983, and incorporated herein by refer-
                    ence)
       4.2          Bylaws (filed as an exhibit to the Registrant's Registration                          N/A
                    Statement on Form S-1, No. 82-88530, dated December 20,
                    1983, and incorporated herein by reference)
       4.3          Employment Contract by and between Nattem USA, Inc. And                               N/A
                    Clifford S. Perlman dated May 10, 1995 (filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995, and incorporated herein by
                    reference)
       4.4          Employment Agreement with Donald G. Mack dated December                               N/A
                    25, 1995 (filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995, and incorporated herein by reference)
       4.5          Employment Agreement with Robert Clauson dated May 10,                                N/A
                    1996 (filed as an exhibit to the Registrant's Annual Report on
                    Form 10-KSB for the fiscal year ended June 30, 1995, and
                    incorporated herein by reference)
       4.6          Employment Agreement with Mitchell B. Chi dated June 14,                              N/A
                    1996 (filed as an exhibit to the Registrant's Annual Report on
                    Form 10-KSB for the fiscal year ended June 30, 1995, and
                    incorporated herein by reference)
       4.7          Consulting Agreement with Gordon E. Beckstead Associates,                             ___
                    Inc. dated October 4, 1996
       5.1          Opinion Regarding Legality                                                            ___
       23.1         Consent of Causey Demgen & Moore Inc.                                                 ___
       23.2         Consent of Fay M. Matsukage (included in Exhibit 5.1)                                 N/A


ITEM 9.           UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Colorado, on October 4,1996.

                                               COMTEC INTERNATIONAL, INC.



                                                By:/s/Donald G. Mack
                                                     Donald G. Mack, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                          Chairman of the Board of
/s/ Clifford S. Perlman    Directors                        October 4, 1996
Clifford S. Perlman                                         Date

                          President, Chief Executive
                           Officer, Acting Chief Financial
/s/ Donald G. Mack         Officer, and Director            October 4, 1996
Donald G. Mack                                              Date



/s/ Robert Clauson        Secretary and Director            October 4, 1996
Robert Clauson                                              Date



/s/ Thomas Moscariello    Director                          October 4, 1996
Thomas Moscariello                                          Date



/s/ Mitchell B. Chi       Director                          October 4, 1996
Mitchell B. Chi                                             Date




1:forms-8